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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):


                                  MAY 27, 1999


                      SUNSHINE MINING AND REFINING COMPANY
             (Exact Name of Registrant as Specified in its Charter)

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
          STATE OF DELAWARE                            1-10012                        75-2231378
(State or Other Jurisdiction of Incorporation)   (Commission File No.)     (IRS Employer Identification No.)
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       877 W. MAIN STREET, SUITE 600, BOISE, IDAHO                83702
        (Address of Principal Executive Offices)               (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (208) 345-0660


                            -------------------------


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

       On May 27, 1999, Ernst & Young LLP resigned as auditors of the Company.

       The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The reports of Ernst & Young LLP for each of the last two years were not modified as to uncertainty regarding the ability of the Company to continue as a going concern.

       In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1998 and 1997 and in the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 4, 1999 is filed as
Exhibit 16.1 to this Form 8-K.

The Company is currently in the process of selecting a new independent public accountanting firm.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       Exhibits

       16.1 Letter regarding change in certifying accountant.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

                                          SUNSHINE MINING AND REFINING COMPANY

Dated:  June 4, 1999                      By:  /s/ WILLIAM W. DAVIS
                                              ----------------------------------
                                               William W. Davis
                                               Executive Vice President
                                               and Chief Financial Officer


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                                INDEX TO EXHIBITS

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Exhibit     Description
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
16.1        Letter regarding change in certifying accountant
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